Exhibit 21

SUBSIDIARIES OF ALLEGHANY

Alleghany Capital Corporation (Delaware)

CAC LLC (Delaware)

YCCA, L.P. (Delaware)

UTA Capital LLC (Delaware)

Stranded Oil Resources Corporation (Delaware)

Alleghany Properties Holdings LLC (Delaware)

Alleghany Properties LLC (Delaware)

APH SLP, LLC (Delaware)

APH Terracina Vineyard Sacramento LLC (Delaware)

Terracina Vineyard Apartments LPC (California)

APH Las Serenas Simi Valley, LLC (Delaware)

Las Serenas Senior Apartments LP (California)

APH Terracina Cathedral City, LLC (Delaware)

Terracina Cathedral City Apartments LP (California)

Bibb Steel and Supply Company (Delaware)

MSL Property Holdings, Inc. (Delaware)

MSL Capital Recovery Corp. (Delaware)

J & E Corporation (Tennessee)

Alleghany Insurance Holdings LLC (Delaware)

Alleghany Capital Partners LLC (Delaware)

AIHL Re LLC (Vermont)

Capitol Transamerica Corporation (Wisconsin)

Capitol Facilities Corporation (Wisconsin)

Capitol Indemnity Corporation (Wisconsin)

Capitol Specialty Insurance Corporation (Wisconsin)

Russ Edwards & Associates, LLC (Washington)

Pacific Compensation Corporation (Delaware)

Pacific Compensation Insurance Company (California)

eDirect Insurance Services, Inc. (Delaware)

Platte River Insurance Company (Nebraska)

RSUI Group, Inc. (Delaware)

Resurgens Specialty Underwriting, Inc. (Georgia)

RSA Surplus Lines Insurance Services, Inc. (Delaware)

RSUI Indemnity Company (New Hampshire)

Covington Specialty Insurance Company (New Hampshire)

Landmark American Insurance Company (Oklahoma)

Shoreline Merger Sub, Inc. (Delaware)